AMENDMENT TO
CHANGE IN CONTROL SEVERANCE AGREEMENT

This Amendment (“Amendment”) is dated as of September 11, 2012 by and between HUBBELL INCORPORATED, a Connecticut corporation (the “Company”), and William R. Sperry (the “Executive).

WHEREAS, the Company and the Executive entered into a Change in Control Severance Agreement dated as of December 31, 2010 (the “Agreement”); and

WHEREAS, the Company’s Board of Directors desires to assure, and has determined that it is appropriate and in the best interests of the Company and its shareholders to reinforce and encourage the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company; and

WHEREAS, the Company’s Board of Directors has authorized the Company to amend the Agreement with the Executive; and

WHEREAS, the Executive is a key executive of the Company and has been designated by the Board as an executive to be offered such amended Agreement with the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Section 1(b) of the Agreement is hereby amended as follows:

“(b) ‘Benefit Continuation Period’ shall mean the 30 month period immediately following the date of the Qualifying Event.”

2. Section 1(cc) of the Agreement is hereby amended as follows:

“(cc) ‘Severance Multiple” shall mean 2.5; provided, however, that notwithstanding the foregoing, for each full month that elapses during the period beginning on the date the Executive attains age 63 and ending on the date the Executive attains age 65, the Severance Multiple shall be reduced by an amount equal to the product of (i) 1/24 and (ii) the excess of (A) the original Severance Multiple set forth above over (B) 1.0 (rounded to the nearest hundredth).”

3. Except as modified by the foregoing, the terms and conditions of the Agreement shall remain in full force and effect following adoption of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

HUBBELL INCORPORATED

By: /s/ Stephen M. Mais
Vice President, Human Resources

EXECUTIVE

/s/William R. Sperry